Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Ferrari N.V.:

1.Registration Statement (Form S-8 No. 333-220298) pertaining to the Ferrari N.V. Equity Incentive Plan,
2.Registration Statement (Form S-8 No. 333-231490) pertaining to the Ferrari N.V. 2019-2021 Equity Incentive Plan,
3.Registration Statement (Form S-8 No. 333-238498) pertaining to the Ferrari N.V. 2020-2022 Equity Incentive Plan and the Ferrari N.V. Equity Incentive Plan,
4.Registration Statement (Form S-8 No. 333-256321) pertaining to the Ferrari N.V. 2021-2023 Equity Incentive Plan,
5.Registration Statement (Form S-8 No. 333-265049) pertaining to the Ferrari N.V. 2022-2024 Equity Incentive Plan and the Welcome Bonus Award, and
6.Registration Statement (Form S-8 No. 333-271992) pertaining to the Ferrari N.V. 2023-2025 Equity Incentive Plan;

of our report dated February 24, 2023, with respect to the consolidated financial statements of Ferrari N.V. included in the annual report on Form 20-F of Ferrari N.V. for the year ended December 31, 2023.

/s/ EY S.p.A.

Milan, Italy

February 22, 2024